UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant

to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOMX INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF BIOMX INC.

Proxy Statement dated July 28, 2023
and first mailed to stockholders on or about July 28, 2023

Dear Stockholders:

You are cordially invited to attend a special meeting of stockholders (“Special Meeting”) of BiomX Inc. (the “Company”) at 8:00 a.m., Eastern Time, on August 28, 2023. This Special Meeting will be held entirely online to allow for greater participation. Stockholders may participate in this Special Meeting by visiting the following hosting URL: www.virtualshareholdermeeting.com/PHGE2023SM.

Your vote is very important! Whether or not you plan to attend the Special Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form.

Thank you for your confidence and continued support.

Sincerely,

/s/ Jonathan Solomon
Jonathan Solomon Chief Executive Officer

NOTICE OF Special Meeting OF STOCKHOLDERS

Time	8:00 a.m., Eastern Time

Date	August 28, 2023

Place	The Special Meeting will be held entirely online at www.virtualshareholdermeeting.com/PHGE2023SM.

Purpose

To approve an amendment to the Company’s 2019 Omnibus Long-Term Incentive Plan (the “Incentive Plan”), allowing the board of directors of the Company (the “Board”) to effect one or more Option Exchanges (as defined below) all as more particularly outlined in Proposal 1;

To authorize the Board to amend the amended and restated certificate of incorporation of the Company to effect one reverse stock split of the Company’s outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as the Board shall determine, in its sole discretion, any time before August 28, 2024 all as more particularly outlined in Proposal 2; and

To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date	The Board has fixed the close of business on July 25, 2023, as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. You will not be able to attend the Special Meeting physically. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/PHGE2023SM, you must enter the control number found on your proxy card, voting instruction form or Notice card.

Voting by Proxy

YOUR VOTE IS VERY IMPORTANT. You may vote during the Special Meeting by telephone or over the Internet on our proxy agent’s website at www.proxyvote.com, by following the instructions included on the enclosed proxy card. If you are not voting by phone or Internet, the Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Chief Executive Officer of the Company, or by attending the Meeting and voting in person. We will not be able to count a proxy card unless we receive it at our principal executive offices at 22 Einstein St., 4th Floor, Ness-Ziona, Israel 7414003, or at the office of our proxy agent, Broadridge Financial Solutions Inc. at Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717, in the enclosed envelope.

Beginning on or about July 28, 2023, the proxy materials will be mailed to our stockholders of record on July 25, 2023.

A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder at our executive offices for a period of 10 days prior to the Special Meeting until the close of such meeting.

By order of the Board of Directors,

/s/ Marina Wolfson
Marina Wolfson, Chief Financial Officer

July 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on August 28, 2023: The proxy statement and proxy card are also available at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION	1
PROPOSAL 1 : APPROVAL OF AN AMENDMENT TO OUR INCENTIVE PLAN TO ALLOW THE BOARD TO EFFECT ONE OR MORE OPTION EXCHANGES	5
PROPOSAL 2 : AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
HOUSEHOLDING OF PROXY MATERIALS	21
OTHER MATTERS	21

i

BIOMX INC.
22 EINSTEIN St., 4th Floor, Ness Ziona 7414003, Israel

PROXY STATEMENT
FOR SPECIAL Meeting OF STOCKHOLDERS
TO BE HELD ON AUGUST 28, 2023
AT 8:00 A.M. Eastern Time

GENERAL INFORMATION

As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to BiomX Inc. The term “Special Meeting,” as used in this proxy statement, refers to the Special Meeting of Stockholders and includes any adjournment or postponement of such meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

This proxy statement and the proxy card will be mailed to you on or about July 28, 2023, shortly after the filing of the definitive proxy statement with the Securities and Exchange Commission (the “SEC”).

How do I attend the Special Meeting?

The meeting will be held entirely online on August 28, 2023 at 8:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/PHGE2023SM. Information on how to vote at the virtual Special Meeting is discussed below.

When is the record date for the Special Meeting?

The Board of Directors of the Company (the “Board”) has fixed the record date for the Special Meeting as of the close of business on July 25, 2023 (the “Record Date”).

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, a total of 45,979,730 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.

If your shares are held in a brokerage account or by a bank or other nominee (in “street name”), you are considered the beneficial owner of those shares.

How do I vote by proxy before the Special Meeting?

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank or other nominee, you should vote your shares by following the instructions from your broker, bank or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Special Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Special Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current NYSE American LLC (“NYSE American”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. We believe that the approval of the authorization of our Board to effect one reverse stock split of our outstanding Common Stock is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The approval of an amendment to the Company’s 2019 Omnibus Long-Term Incentive Plan (the “Incentive Plan”) is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the approval of the amendment to the Incentive Plan since they are not entitled to vote on the proposal.

How can I vote at the virtual Special Meeting?

Stockholders of record may vote their shares electronically at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/PHGE2023SM.

If you hold your shares in street name, you may not vote your shares at the online Special Meeting unless you request and obtain a valid proxy card from your broker, bank or other nominee.

I have shares registered in my name and, in addition, have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1: FOR the approval of an amendment to the Incentive Plan allowing the Board to effect one or more Option Exchanges (page 5).

Proposal 2: FOR the authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before August 28, 2024 (page 13).

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

●	delivering written notice to the Company at any time before the close of voting at the Special Meeting;

●	submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice or the proxy card; or

●	voting your shares electronically during the Special Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

Business may not be conducted at the Special Meeting unless a quorum is present. Under our amended and restated bylaws (“Bylaws”), the holders of one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Special Meeting.

If there are not sufficient shares present or represented by proxy at the Special Meeting to constitute a quorum for approval of any matter to be voted upon, the Special Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions and broker non-votes are counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

What vote is required to approve each item and how are votes counted?

Proposal 1 — Approval of an amendment to the Incentive Plan to allow the Board to effect one or more Option Exchanges

The approval of an amendment to the Incentive Plan requires the vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions have the same effect as a vote against Proposal 1, and broker non-votes will have no effect on the voting of Proposal 1. A copy of the Incentive Plan as proposed to be amended is attached to this proxy statement as Annex A

Proposal 2 — Approval of an authorization of our Board to amend the Certificate of Incorporation to effect one reverse stock split of our outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion, any time before August 28, 2024

The approval of the authorization of our Board to effect one reverse stock split of our outstanding Common Stock requires the vote of the holders of a majority of the shares of Common Stock outstanding. Abstentions have the same vote as a vote against Proposal 2. There will be no broker non-votes on Proposal 2 because it is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions.

Could other matters be decided at the Special Meeting?

We do not know of any other matters that may be presented for action at the Special Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for our 2024 annual meeting of stockholders (the “2024 Annual Meeting”), we must receive them on or before January 2, 2024, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 and 14a-19, as applicable, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than 45 calendar days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, we must receive the notice not later than the close of business on the tenth business day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure is made. Your written notice must contain specific information required in Section 2 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

If the date of the 2024 Annual Meeting is subsequently advanced or delayed by more than 30 calendar days from the anniversary date of the Annual Meeting, we will provide an update to the foregoing dates by filing a Form 8-K with the SEC.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact Marina Wolfson, at marinaw@biomx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker or other nominee holder directly.

PROPOSAL 1: APPROVAL OF AN AMENMENT TO THE INCENTIVE PLAN TO ALLOW THE BOARD TO EFFECT ONE OR MORE OPTION EXCHANGES

Overview

The Incentive Plan was originally adopted by the Board on September 17, 2019 and was subsequently approved by our stockholders on October 23, 2019. The Company is seeking stockholder approval to amend the Incentive Plan to allow the Board to effect one or more Option Exchanges. The Incentive Plan, as amended if this Proposal 1 is approved, is attached hereto as Annex A.

Our Board, the Compensation Committee of the Board (the “Committee”) and management believe that the effective use of Option Exchanges is vital to our ability to help retain and incentivize our employees, officers, directors and consultants on the one hand, while not creating any additional dilution to the Company’s stockholders on the other hand. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the amendment to the Incentive Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future employees, consultants and directors.

The following table sets forth certain information regarding the equity awards granted under the Incentive Plan as of July 25, 2023 from the Incentive Plan’s share reserve.

Name and Position	Dollar Value ($)	Number of Shares	Number of Options
Jonathan Solomon, Chief Executive Officer and Director	1,840,626	-	1,011,000
Marina Wolfson, Chief Financial Officer	457,714	-	294,250
Dr. Merav Bassan, Chief Development Officer	429,447	-	322,500
All executive officers as a group (4 individuals) *	3,056,293	-	1,742,500
All directors who are not executive officers as a group (5 individuals) *	747,302	-	370,800
All employees who are not executive officers as a group (57 individuals)	3,888,813	-	1,725,757

*	Options granted to these persons are also subject to a double trigger acceleration of vesting under certain circumstances.

Material Features of the Incentive Plan

The following description of certain material features of the Incentive Plan is intended to be a summary only. This summary is qualified in its entirety by the full text of the Incentive Plan; therefore the Company encourages its stockholders to review the Incentive Plan for full details pertaining to its terms and conditions. For convenience, the material features of the Incentive Plan are as follows:

Awards. The Incentive Plan permits the issuance of stock options to acquire shares of our Common Stock (“Options”), through outright awards of stock with or without restrictions (“Stock Grants”), or through the award of rights to receive shares of our Common Stock or cash equivalents upon satisfaction of certain restrictions (“Restricted Stock Units” or “RSUs”). We refer to the various equity compensation awards available under the Incentive Plan as “Awards.” Awards under the Incentive Plan are granted by, and at the discretion of, the Board or any of its committees as will be administering the Incentive Plan (the “Administrator”). The Administrator has the authority to determine the terms of each Award, including any exercise or purchase price, duration and vesting conditions. Awards are documented in each case by an applicable agreement, and the individual to whom an Award is granted shall be referred to as a “Recipient”.

Options. An Option gives the holder the right to purchase Common Stock at a price specified in the Option for a certain period of time. This allows the holder to participate in the increase in value of the Common Stock to which the Option relates without having to make an investment to purchase the Common Stock. Until an investment is made, the holder is not a stockholder with respect to the Common Stock underlying the Option and therefore cannot exercise voting rights or participate in dividends.

If the Common Stock increases in value above the exercise price specified in the Option, the holder will benefit, after exercise, to the extent of the difference between the current fair market value of the Common Stock and the exercise price, multiplied by the number of shares that can be acquired under the Option. The holder will also obtain, after exercise, the voting and dividend rights of a stockholder. If the value of the Common Stock never increases above the exercise price, then the holder loses nothing, because he or she has not made any investment in the Common Stock.

ISO and NQO. Under the Incentive Plan, the Administrator may issue incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”). ISOs and NQOs are both types of stock options, but they have different U.S. federal income tax consequences upon exercise and upon a subsequent disposition of the shares. In the case of an ISO, no regular income tax applies upon exercise, and appreciation of the shares in excess of the exercise price will qualify for favorable capital gains rates provided various requirements are satisfied, including a requirement that the shares be held for at least two years after the grant of the ISO and one year after its exercise. These requirements are sometimes referred to as the ISO holding period requirements. Only an employee of the Company, certain of its parents and subsidiaries, is eligible to obtain the tax advantages of an ISO. Upon the exercise of an NQO, regular income tax applies, and only appreciation after exercise is eligible for capital gains rates. See the section below captioned “U.S. Tax Aspects” for a more detailed discussion of U.S. tax issues.

Exercise Price of an Option. The exercise price is the price that is paid for each share of Common Stock acquired upon the exercise of an Option. The Administrator will specify the exercise price in the Award agreement evidencing the grant of the Option (the “Stock Option Agreement”) that accompanies each Option grant. In no event will the exercise price be less than the fair market value, or, if greater, the par value, of our Common Stock on the date of grant; provided that, the exercise price of an ISO granted to any employee who owns more than 10% of the voting power of all classes of stock in the Company or a parent or subsidiary shall not be less than 110% of the fair market value of our Common Stock.

Expiration of Options. The duration of an Option will be specified in the Stock Option Agreement but, in any case, will not be more than 10 years from the date of grant; provided that, an ISO granted to any employee who owns more than 10% of the voting power of all classes of stock in the Company or a parent or subsidiary shall not be more than five years from the date of grant. The Administrator may, in its discretion, specify a shorter duration and, in general, a termination of employment or other service relationship will result in an accelerated expiration date. Options granted under the Incentive Plan typically expire on the date of termination if the termination was for Cause (as defined in the Stock Option Agreement or the Incentive Plan, as applicable), one year after the date of termination in the case of death or disability, and 90 days after the date of termination if the termination occurred for any other reason, but never later than the original expiration date.

Stock Grants. A Stock Grant is the issuance of shares of Common Stock, with or without restrictions. If restrictions are imposed, such as vesting or forfeiture restrictions, they will be set forth in the Award agreement. The vesting or forfeiture restrictions, if any, may be performance related, and the terms and conditions of the grant will be reflected in the Award agreement. A Recipient who has been issued Common Stock subject to restrictions has all of the rights of a stockholder, including the right to vote the Common Stock and the right to receive any cash dividends, unless the Administrator determines otherwise.

Restricted Stock Units. Restricted Stock Units represent the right to receive a stated number of shares of Common Stock, or the cash equivalent, at a future time. RSUs granted under the Incentive Plan will be represented by an Award agreement, which may contain a vesting schedule. Because the Recipient of an RSU is not the actual owner of the underlying Common Stock until shares are delivered at settlement, the Recipient will not ordinarily be entitled to receive dividends unless a dividend equivalent is also awarded. Like an RSU, a dividend equivalent may be paid in Common Stock, cash or a combination of both, but no payment will be made prior to the time of settlement.

Performance Conditions Imposed With Respect to Stock Grants or RSUs. The Administrator may, in its discretion, provide that the Recipient’s rights to an Award are contingent upon meeting certain pre-established performance goals during a set performance period of a minimum of 12 months. The Administrator has the sole discretion to determine which performance goals may apply to an Award. At the end of the performance period, the Administrator will determine whether or not the performance goals have been met. The Administrator may provide that less than an entire Award is payable if the goals are not fully achieved or that additional Common Stock may be awarded if the performance goals are exceeded.

The Administrator may also provide for additional vesting or holding restrictions on an Award following the end of the performance period. The following business criteria measured in the aggregate or on a per share basis (if appropriate) are available to the Administrator and approved by our stockholders for use under the Incentive Plan: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Common Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA,”) or the approval of the NDA by the Food and Drug Administration, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing.

Terms and Conditions Applicable to Awards. The Administrator may specify other terms and conditions applicable to an Award in the underlying Award agreement, and, in any event, all Awards are subject to the terms of the Incentive Plan. Neither the Incentive Plan nor any Award agreement gives a Recipient the right to continue in employment or to continue to provide services to the Company. The Incentive Plan and any Award agreement does not give the Company the right to require continued employment or service of the Recipient. The maximum annual total compensation, including the value of any Awards made pursuant to the Incentive Plan (determined as of the date of grant) that may be paid or granted to a Recipient who is a member of the Board but who is not an employee during any one-year period for service on the Board is $500,000 dollars, except that limit is $750,000 during the Board member’s first year of service.

Change in Our Capitalization. The number and kind of shares of Common Stock covered by any outstanding Awards under the Incentive Plan and the exercise or purchase price (if applicable) will be appropriately adjusted for any increase or decrease in the number and kind of outstanding shares or securities resulting from a reorganization, recapitalization, exchange of shares, stock split, reverse stock split, stock dividend, combination or reclassification of shares, spin-off or other similar change in capitalization event including, without limitation, an extraordinary dividend or distribution but excluding an ordinary cash dividend. Any adjustment made by the Administrator will be conclusive and binding upon all affected persons, including the Company and all Recipients.

Change of Control. On a Change in Control then the Administrator may provide for any combination of the following:

●	Provide for the Award to be assumed or a substantially equivalent Award to be substituted;

●	Provide for accelerated vesting, exercisability and/or delivery, as applicable, immediately prior to the Change in Control and a lapse of the Award upon occurrence of the Change in Control; and/or

●	Provide for a cash payment equivalent to what a holder of Common Stock would receive as a result of the Change in Control with respect to the Award (less any exercise or purchase price, or base amount, and any applicable withholdings) in exchange for a cancellation of the Award.

Duration of the Incentive Plan. Awards may be granted under the Incentive Plan from time to time until the close of business on October 23, 2029. The Incentive Plan may be terminated at any time by action of the Board, but without the consent of a Recipient (as defined below), a termination of the Incentive Plan will not adversely affect a Recipient’s awards outstanding as of the date of termination.

Administration. Although the Board has the authority to administer the Incentive Plan, the Board may also delegate its authority to the Committee. Each member of the Committee is a “non-employee director,” as that term is defined from time to time in Rule 16b-3 under the Exchange Act. The Administrator determines to whom Awards are granted under the Incentive Plan, whether in the case of an option the Award is granted as an ISO or NQO, the number of shares of Common Stock that may be subject to an Award and such other terms and conditions as the Administrator shall require. The Administrator has the authority to adopt, amend and rescind any rules and regulations relating to the administration of the Incentive Plan. All questions of interpretation and application of such rules and regulations of the Incentive Plan and of Awards transferred or granted thereunder are subject to the determination of the Administrator, which is final and binding. With respect to Recipients subject to Section 16 of the Exchange Act, transactions under the Incentive Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Incentive Plan or action by the Administrator fails to so comply, it will be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it will be deemed to be null and void, to the extent permitted by law and deemed advisable by the Administrator.

Shares and Adjustments. The Incentive Plan provides that the total number of shares of our Common Stock that may be issued under it may not exceed 4,235,974 shares. Pursuant to the Incentive Plan, the number of shares of our Common Stock made available under the Incentive Plan will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of our Common Stock outstanding on December 31 of the preceding calendar year. Shares issued under the Incentive Plan may be authorized but unissued shares or may be treasury shares. Common Stock delivered by a Recipient to the Company in connection with the settlement of an Award or to satisfy tax withholding shall not be available for future grant, but Common Stock underlying unexercised or unvested Awards that are forfeited may generally again be available for grant under the Incentive Plan. Proceeds of the sale of Common Stock under the Incentive Plan will be used by us for general corporate purposes.

Amendment or Termination of the Incentive Plan. The Board may amend, suspend or terminate the Incentive Plan in whole or in part at any time, subject to stockholder and/or the approval of any affected Recipient, under the rules applicable to ISOs, or otherwise pursuant to the Incentive Plan or under the NYSE American or other applicable securities exchange rules.

Securities Authorized for Issuance Under Equity Compensation Plans

We have two equity incentive plans, the 2015 Employee Stock Option Plan (the “2015 Plan”) and the Incentive Plan. Although no shares of our Common Stock are available for future issuance under the 2015 Plan, the 2015 Plan will continue to govern outstanding awards granted thereunder. As of December 31, 2022, options to purchase 2,110,800 shares of our Common Stock remained outstanding under the 2015 Plan.

	Equity Compensation Plan Information December 31, 2022		Number of securities remaining available for future issuance
Plan category	Number of securities to be issued upon exercise of outstanding options and restricted stock (a)	Weighted- average exercise price of outstanding options and restricted stock (b)	under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,658,641	3.49	380,189
Equity compensation plans not approved by security holders	2,110,800	2.23
Total	4,769,441	2.93	380,189

Reasons for the Incentive Plan Amendment

The Company is a clinical stage product discovery company that focuses on using its cash resources towards advancing the research and development of its product candidates. In order to preserve its cash resources the Company has used incentive equity, namely through the issuance of stock options, to engage and retain its team members. The Company believes that equity compensation is key to linking pay to performance as it encourages team members to work toward the Company’s success and aligns their interests with those of the Company’s stockholders by providing them with a means by which they can benefit from increasing the value of the Company’s stock.

Over the past few years, for multiple reasons, the fair market value of the Company’s shares has declined significantly. From a share price of $10.00 in 2019, the 52 week high/low of the share price is $1.07/$0.135 with the highest closing price over the past 52 weeks being $1.07 on July 28, 2022. As of the Record Date the Company’s Common Stock had a closing price of $0.40 per share. Although the Company believes that stock options are an important component of the Company’s compensation program, the “underwater” options may be perceived by their holders as having little or no incentive and retention effect due to the difference between the exercise prices and the current stock price.

In previous discussions held by the Committee and the Board, the Committee and the Board have concluded that the decline in the price of the Company’s Common Stock has had an adverse effect on the Company and its executive officers, independent directors, employees and consultants who hold certain options granted under the Incentive Plan as such options are significantly underwater (meaning their exercise price is significantly above the current market price of the Common Stock) and no longer serve as a long-term retention or performance. The Board determined that the options were no longer providing an appropriate economic incentive to the holders and that this lack of an appropriate incentive could potentially lead to the loss of critical individuals at an important stage in the Company’s life cycle, thereby negatively impacting the Company’s ability to meet its near-term objectives. The Company wishes to maintain its ability to attract and retain superior employees in key positions and that the compensation provided to its and its subsidiaries’ employees remains competitive relative to the total compensation of similarly situated employees in peer companies and the broader marketplace from which it recruits and competes for talent.

The Incentive Plan currently bars the Board from changing the exercise price of outstanding options, either by exchanging them with new options with a lower exercise price or repricing them. In more detail, currently under the Incentive Plan, except for either adjustments relating to the adjustment of shares of stock, or reductions of the exercise price approved by the Company’s stockholders, the exercise price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Incentive Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price. In addition except as approved by the Company’s stockholders, in no event shall any option granted under the Incentive Plan be surrendered to the Company in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of a share of stock (“Option Exchange”).

The Compensation Committee and the Board have each determined that it is in the best interest of the Company to authorize the Board to effect one or more Option Exchanges. The Board believes that an Option Exchange is the most effective tool to help retain and incentivize the holders on the one hand, while not creating any additional dilution to the Company’s stockholders on the other hand. The authority to effect an Option Exchange would remain with the Board and subject to its sole determination. The Board is not currently proposing a specific Option Exchange at the Meeting, but if the amendment to the Incentive Plan is approved by the Company’s stockholders, it anticipates that it may consider an Option Exchange shortly thereafter, with terms and conditions to be approved by the Board at that time.

Effects of the Incentive Plan Amendment

The proposed Option Exchange will enable the Board to reduce the per-share exercise price so that the exercise prices will more closely reflect the current value of the Company’s stock, which will serve to further align the economic interests of the holders with those of the Company’s stockholders more generally and will help ensure the ongoing retention and motivation of the holders through a critical stage for the Company in particular. If the amendment is approved, the Board would also have discretion in any such Option Exchange to change other conditions of the options exchanged, such as vesting terms or expiration dates, as well as exchange other securities authorized under the Incentive Plan for outstanding options. The proposed amendment to the Incentive Plan may affect the Company’s independent non-employee directors, directors who also hold offices, employees, and consultants, who are eligible to exercise awards under the Incentive Plan. However, no Option Exchange will result in a dilution of our stockholders, as the number of shares subject options exchanged would not be increased (but may be decreased). The Committee and the Board would, however, continue to have the power to grant additional options or other awards under the other provisions of the Incentive Plan to the extent shares remain available for such grants.

Accordingly, it is proposed to amend Section 4.7 to the Incentive Plan so it will read as follows:

4.7 Exchange Offer. The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled, or another Award, and containing such other terms as the Board may prescribe in accordance with the provisions of the Plan. With respect to Options granted as 102 Awards under the Israeli Appendix to the Plan, to the extent required by the ITA under the Ordinance and the Rules, the surrender and cancelation of Options in exchange for new Options or other Awards shall be subject to the approval of the ITA.”

New Plan Benefits

All Option Exchanges under the Incentive Plan, as proposed to be amended, will be made at the discretion of the Board and are not currently determinable. The value of the exercise price of the awards granted under the Incentive Plan will depend on a number of factors, including the fair market value of our Common Stock on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved. Therefore, the benefits and amounts that will be received or allocated under the Incentive Plan are not presently determinable.

U.S. Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the Incentive Plan. It does not describe all federal tax consequences under the Incentive Plan nor does it describe state, local or foreign tax consequences.

ISOs. ISOs are intended to qualify for treatment as such under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). An ISO does not result in income recognition to the optionee or a deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the exercise price generally will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long-term capital gain or loss based on the difference between the disposition proceeds and the exercise price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period (referred to as a “disqualifying disposition”), the optionee will recognize ordinary income, and we will be entitled (subject to the limitations of Section 162(m) of the Code, discussed below) to a corresponding deduction, in the year of the disposition, generally equal to the excess of the fair market value of the shares on the date of exercise of the option (or the sale price of the shares sold, if less) over the exercise price. Any additional gain or loss realized on the disposition will be capital gain or loss.

Non-Qualified Stock Options. Options that are not ISOs (designated as such at grant or options that would otherwise have qualified (but in fact fail to qualify) as ISOs, because, for example, the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000 based on the fair market value of the shares on the date of grant) are considered to be “non-qualified” stock options.

A non-qualified stock option ordinarily will not result in income recognition to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of a non-qualified stock option in an amount equal to the excess of the then fair market value of the shares over the exercise price per share. Compensation income of optionees will be subject to withholding (if the optionee is an employee) and employment or self-employment taxes, and a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) will be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified stock option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss (short-term or long-term, as applicable).

Stock Grants. With respect to stock grants that are made without any restrictions, the grantee must generally recognize compensation income equal to the excess of the fair market value of shares received over the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

If a stock grant award is subject to restrictions, the grantee generally will not recognize compensation income at the time of the award, but will instead recognize compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse. A grantee may elect (by filing a so-called Section 83(b) election with the Internal Revenue Service (the “IRS”) within 30 days of the receipt of the shares) to instead recognize compensation income at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to a tax deduction for the amount of previously recognized compensation income. He or she will only be entitled to a capital loss for the amount paid, if any, for the shares. Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

RSUs. The grantee recognizes no income until the issuance of the shares at or shortly after vesting. At that time, the grantee must generally recognize compensation income equal to the fair market value of the shares received less the amount paid (if any). Compensation income of the grantee will be subject to withholding (if the grantee is an employee) and employment or self-employment taxes. We generally will be entitled to a deduction (subject to the limitations of Section 162(m) of the Code, discussed below) in an amount equal to the compensation income recognized by the grantee.

When the shares are subsequently sold, the grantee generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any compensation income recognized). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

Additional federal tax. After an Award under the Incentive Plan has settled, the individual holding our stock may be required to pay a 3.8% tax with respect to his or her net investment income, including dividends on and gains from the sale or other disposition of our stock, to the extent that his or her total adjusted income exceeds applicable thresholds.

Limitation on the Company’s Deductions. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer and certain other executive officers. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), an exception existed for “performance-based” compensation.

The TCJA modified the group of individuals to whom payments of compensation in excess of $1,000,000 is not deductible to generally include the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if otherwise not included in that group for the year. It also eliminated the performance-based exemption from Section 162(m) of the Code.

The Incentive Plan authorizes the Compensation Committee to grant compensation that is partially or wholly nondeductible. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

Israeli Tax Aspects

The following is a summary of the Israeli tax consequences associated with the Incentive Plan with regard to the granting of awards, including, Options (i.e., the right to purchase shares of stock at an exercise price) and Full Value Awards (i.e., shares of stock or a right to receive shares of stock in the future) (the “Stock Awards”) to holders of Stock Award who are subject to Israeli tax. This summary is general and does not purport to be comprehensive. Generally, the 2019 Incentive Plan provides for the granting of Stock Awards to employees, directors and consultants under either Section 102 or Section 3(i) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Participants” and “Tax Ordinance”, respectively). The Stock Awards granted under the 2019 Incentive Plan to employees and office holders, who are not controlling shareholders (as defined in the Tax Ordinance) are subject to the “capital gains tax route” under Section 102 of the Tax Ordinance (the “Capital Gains Tax Route”) and the Stock Awards granted to participants in the 2019 Incentive Plan who do not qualify to receive Stock Awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the Tax Ordinance.

The Capital Gains Tax Route generally provides, in connection with Stock Awards, for a reduced tax rate of 25% (and an additional 3% excess tax, if applicable) on gains realized upon the sale of its underlying shares (or, if earlier, the date of the release of such underlying shares from trust, as described herein), subject to the fulfillment of certain procedures and conditions including the deposit of such Stock Awards (or shares issued upon their exercise) for a requisite period of time, with a trustee approved by the Israel Tax Authority (currently, 24 months from the date of grant) for the benefit of the Participants. Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the Stock Awards is less than the fair market value of the underlying shares at the time of grant of the Stock Awards (calculated as the average value of a company’s shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the Stock Award holder, taxed at the applicable marginal tax rate (up to 50% in 2023, that is, up to a 47% marginal tax rate and an additional 3% excess tax, if applicable) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the Tax Ordinance for the allocation of Stock Awards according to the Capital Gains Tax Route are not met, the benefit attributed to the Stock Award holder as a result of the grant of such Stock Awards will be taxed as ordinary income at applicable marginal income tax rates (together with health insurance and social security insurance payments). Under the Capital Gains Tax Route, a company, or its Israeli employing affiliate, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the Stock Award holder upon sale of the shares underlying the Stock Awards (except for such amount that will be deemed ordinary income of the Stock Award holder as explained above, provided that such employing affiliate, if applicable, reimburses the expenses of the issuing corporation with respect to the grant of Stock Awards to Israeli Participants). Such Israeli employing affiliate will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at the source on behalf of such Stock Award holder.

Generally, pursuant to Section 3(i) of the Tax Ordinance, the taxable event of Participants that are not employees (as such term is defined under Section 102 of the Tax Ordinance), with respect to their Stock Award that is not registered for trade, shall take place on the date of exercise of the Stock Award into shares, and the income will be classified as ordinary income subject to marginal tax rates (if the holder is an individual) or corporate tax rates (if the holder is a corporation). The Israeli employing/engaging affiliate will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at the source on behalf of such Stock Award holder. Any additional gain is subject, at future sale of the underlying shares, to capital gains tax rate of 25% (or 30% if the holder holds 10% or more in any of the Company’s means of control), and 3% excess tax (if applicable).

The grant of a Stock Award that is granted pursuant to Section 3(i) of the Tax Ordinance, may be subject to Israeli value-added tax.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE INCENTIVE PLAN TO ALLOW THE BOARD TO EFFECT ONE OR MORE OPTION EXCHANGES

PROPOSAL 2: AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10

Our Board proposes that our stockholders approve a proposal to authorize our Board to effect a reverse stock split of all outstanding shares of our Common Stock, at any ratio between 1-for-5 and 1-for-10 at such time as our Board shall determine, in its sole discretion (the “Reverse Stock Split”), any time before August 28, 2024, which is the one anniversary of the date of the Meeting, in order to, among other reasons, assist the Company’s potential capital-raising efforts and cause the Common Stock to trade at a price high enough for investors with price minimums to invest. Further, although the NYSE American does not require listed securities to trade at a minimum price per share, our Board believes that increasing the share price through the Reverse Stock Split could help maintain listing on the NYSE American. If this proposal is approved, our Board would have the authority to effect one Reverse Stock Split. Our Board believes that approval of a proposal providing our Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give our Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board to act in the best interests of the Company and our stockholders.

An identical proposal to Proposal 2 was made by the Board at the Company’s Annual Meeting of Stockholders for 2022 and was approved by our stockholders on August 24, 2022. Accordingly, until August 24, 2023, the date on which its authority would lapse, the Board is authorized to effect a Reverse Stock-Split. The Board has not exercised its authority to effect such Reverse Stock-Split and does not expect to exercise such authority before August 24, 2023. However, the Board believes that there still exists a need to grant the Board the authority to potentially effect a Reverse Stock-Split as proposed herein for an additional year.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

If our stockholders grant our Board the authority to effect a Reverse Stock Split, we would file a Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (“Certificate of Amendment”), with the Delaware Secretary of State to effect the proposed Reverse Stock Split, in substantially the form attached to this proxy statement as Annex B, the text of which may be altered for any changes required by the Delaware Secretary of State and changes deemed necessary or advisable by our Board. Our Board has unanimously approved and declared advisable the proposed Certificate of Amendment. If the proposed Reverse Stock Split is implemented, then the number of issued and outstanding shares of our Common Stock would be reduced. However, the Board will retain the authority not to effect the Reverse Stock Split even if we receive stockholder approval. If the Certificate of Amendment is not filed with the Secretary of State of the State of Delaware prior to August 28, 2024, the Reverse Stock Split will be abandoned, without any further effect. Thus, subject to stockholder approval, the Board, at its discretion, may cause the filing of the Certificate of Amendment to effect a Reverse Stock Split or abandon it and effect no reverse stock split if it determines that such action is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval to help attract institutional investors with minimum trading price requirements. We believe increasing the trading price of our Common Stock will also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial because it may:

●	improve the perception of our Common Stock as an investment security;

●	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

●	decrease price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price;

●	appeal to a broader range of investors to generate greater investor interest in us;

●	reduce stockholder transaction costs for our investors because brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks;

●	help us attract and retain employees because some potential employees are less likely to work for a company with a low stock price, regardless of our market capitalization; and

●	provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings and other issuances, mergers, business combinations or other strategic transactions, asset acquisitions, stock dividends, stock splits and other corporate purposes.

You should consider that, although our Board believes that a Reverse Stock Split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed Reverse Stock Split and the general economic environment), the market price of a company’s shares of Common Stock may in fact decline in value after a Reverse Stock Split. You should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the Reverse Stock Split is implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a Reverse Stock Split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any Reverse Stock Split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a Reverse Stock Split declines. We cannot assure you that the trading price of our Common Stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the Reverse Stock Split. Also, we cannot assure you that a Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios between 1-for-5 and 1-for-10, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board.

Shares outstanding at July 25, 2023	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares outstanding
45,979,730	1-for-5	9,195,946	80%
45,979,730	1-for-7.5	6,130,631	87%
45,979,730	1-for-10	4,597,973	90%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a Reverse Stock Split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the appropriate ratio and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would change resulting from the adjustment for fractional shares.

Effect on Options and Warrants. In addition, we would adjust all outstanding shares underlying any options and warrants entitling the holders to purchase our Common Stock as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, we would increase the exercise price in accordance with the terms of each instrument proportionately based on the ratio of the Reverse Stock Split. Also, we would reduce the number of shares reserved for issuance under our 2015 Plan, the Incentive Plan and the Recapitalization Reservation, proportionately based on the ratio of the Reverse Stock Split. A Reverse Stock Split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock, except that the number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Other Effects on Outstanding Shares. If we implement a Reverse Stock Split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the Reverse Stock Split. Each share of our Common Stock issued following the Reverse Stock Split would be fully paid and nonassessable.

The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the Reverse Stock Split, we will continue to file periodic and current reports and comply with other requirements of the Exchange Act. Our Common Stock should continue to be listed on the NYSE American under the symbol “PHGE”.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire shares of our Common Stock. However, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split.

As of July 25, 2023, we had (i) 120,000,000 shares of authorized Common Stock, par value $0.0001 per share, of which 45,979,730 shares of Common Stock were issued and outstanding, and (ii) 1,000,000 shares of authorized preferred stock, par value $0.0001 per share, none of which were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split, with the exception of our current commitments, including our obligations to issue shares of Common Stock upon exercise of outstanding warrants or options.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve the proposal, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, as amended. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Upon a Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following any Reverse Stock Split, stockholders holding physical certificates must exchange those certificates for new certificates.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws with respect to the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. Also, our capital account would remain unchanged, and we do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Potential Anti-Takeover Effect

This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of our Board. A relative increase in our authorized shares could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and NYSE American) in one or more transactions that could make a change in control or takeover more difficult. The Reverse Stock Split could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of Common Stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the Reverse Split with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our Common Stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material U.S. federal income tax consequences of the Reverse Stock Split is based on existing law and is limited to U.S. holders of our shares. For purposes of this discussion, a U.S. holder is any beneficial owner of our shares that is:

●	an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal tax laws;

●	an entity treated as a corporation for federal tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust;

whose status as a U.S. holder is not overridden by an applicable tax treaty.

This summary is based on the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses U.S. holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as banks, insurance companies, regulated investment companies, personal holding companies, partnerships, broker-dealers and tax-exempt entities. persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the Reverse Stock Split to U.S. holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the Reverse Stock Split.

In general, the receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the Reverse Stock Split will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the Reverse Stock Split will include the holding period of the Common Stock exchanged therefor.

Board Discretion to Implement the Reverse Stock Split

If the proposed Reverse Stock Split is approved at the Meeting, our Board, in its sole discretion, may determine to implement the Reverse Stock Split at any time as the Board shall determine before August 28, 2024. Notwithstanding the approval of the Reverse Stock Split amendment at the Meeting, our Board, in its sole discretion, may determine not to implement the Reverse Stock Split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION OF OUR BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT ONE REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK AT ANY RATIO BETWEEN 1-FOR-5 AND 1-FOR-10 AT SUCH TIME AS OUR BOARD SHALL DETERMINE, IN ITS SOLE DISCRETION, ANY TIME BEFORE AUGUST 28, 2024

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of July 25, 2023 (except as otherwise indicated) based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each of our named executive officers and directors; and (iii) all our executive officers and directors as a group. Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding Common Stock, and Schedules 13G or 13D filed with the SEC, as the case may be, and includes shares of our Common Stock which each beneficial owner has the right to acquire within 60 days of July 25, 2023. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. We have based our calculation of beneficial ownership on 45,979,730 shares of our Common Stock outstanding as of July 25, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Nimble Ventures, LLC 1 Letterman Drive, Building A, Suite 4900, San Francisco, CA 94129(2)	4,593,375	9.99%
Cystic Fibrosis Foundation(3) 4550 Montgomery Ave. Suite 1100N Bethesda, MD 20814	4,593,375	9.99%
OrbiMed Israel GP Ltd.(4) 89 Medinat Hayehudim St. Building E Herzliya 4614001 Israel	4,551,993	9.90%
Telmina Limited(5) 34 Rue de l’athenee, PO Box 393, 1211 Geneva 12, Switzerland	2,839,714	6.18%
Directors and Named Executive Officers
Jonathan Solomon(6)	1,180,299	2.50%
Dr. Merav Bassan(7)	254,844	*
Marina Wolfson(8)	91,141	*
Dr. Russell Greig(9)	64,476	*
Lynne Sullivan(10)	50,831	*
Dr. Alan Moses(11)	34,706	*
Jason Marks	0	*
Michael Dambach	0	*
All directors and executive officers as a group (9 persons)	2,018,475	4.21%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BiomX Inc., 22 Einstein St., 4th Floor, Ness Ziona 7414003, Israel.

(2)	This stockholder beneficially owns 4,550,000 shares of Common Stock and 9,280,408 pre-funded warrants (entitling the holder to acquire up to 552,041 shares of Common Stock) which contain an issuance limitation that prohibits the holder from exercising the Pre-Funded Warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated) would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuance upon exercise of the warrants. John H. Burbank III is the control person of Nimble Ventures and, in such capacity, may be deemed to indirectly beneficially own the Shares that Nimble Ventures directly beneficially owns. Based on information contained in the Schedule 13G filed with the SEC on June 23, 2023 and on the Company’s records.

(3)	Consists of 4,552,315 shares of Common Stock and 4,778,265 pre-funded warrants (entitling the holder to acquire up to 906,673 shares of Common Stock). Based solely on information contained in a Schedule 13G filed with the SEC on March 8, 2023 and on the Company’s records. The amount and percentage in the table give effect to the 9.99% beneficial ownership limitation set forth in the pre-funded warrants.

(4)	This stockholder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits beneficially own 4,553,489 shares of Common Stock, 500,000 warrants (entitling the holder to acquire up to 375,000 shares of Common Stock) and 9,280,408 pre-funded warrants (entitling the holder to acquire up to 9,280,408 shares of Common Stock) which contain an issuance limitation that prohibits the holder from exercising the Pre-Funded Warrants to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliated, including OrbiMed Israel BioFund GP Limited Partnership, Carl L. Gordon and Erez Chimovits) would beneficially own in excess of 9.90% of the shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuance upon exercise of the warrants. Based on information contained in the Schedule 13D/A filed with the SEC on March 17, 2023 and on the Company’s records.

(5)	Consists of 2,839,714 shares of Common Stock. Based on information received from the stockholder.

(6)	Consists of 25,000 shares of Common Stock, 25,000 warrants (entitling the holder to acquire up to 18,750 shares of Common Stock), 1,102,549 options that are exercisable and 34,000 additional options that will become exercisable within 60 days of July 25, 2023.

(7)	Consists of 236,094 options that are exercisable and 18,750 additional options that will become exercisable within 60 days of July 25, 2023.

(8)

Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 63,578 options that are exercisable, and 21,000 additional options that will become exercisable within 60 days of July 25, 2023.

(9)

Consists of 3,750 shares of Common Stock, 3,750 warrants (entitling the holder to acquire up to 2,813 shares of Common Stock), 55,913 options that are exercisable, and 2,000 additional options that will become exercisable within 60 days of July 25, 2023.

(10)

Consists of 12,500 shares of Common Stock, 12,500 warrants (entitling the holder to acquire up to 9,375 shares of Common Stock), 27,956 options that are exercisable and 1,000 additional options that will become exercisable within 60 days of July 25, 2023.

(11)

Consists of 5,000 shares of Common Stock, 5,000 warrants (entitling the holder to acquire up to 3,750 shares of Common Stock), and 25,956 options that are exercisable. No additional options will become exercisable within 60 days of July 25, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or the Company. Direct your written request to: BiomX Inc., 22 Einstein Street, 4th Floor, Ness Ziona 7414003, Israel, Attention: Marina Wolfson.

Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Special Meeting, which is not referred to in the accompanying Notice of Special Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

Annex A

INCENTIVE PLAN AS PROPOSED TO BE AMENDED – WITH CHANGES HIGHLIGHTED

CHARDAN HEALTHCARE ACQUISITION CORP.

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

A-i

Chardan Healthcare Acquisition Corp.

2019 OMNIBUS LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1. Purpose. The Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Chardan Healthcare Acquisition Corp., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.

1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3. Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.

1.4. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 7 (relating to operation and administration).

1.5. History. The Plan was adopted by the Company on September 17, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

SECTION 2
Definitions

2.1. “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 7.

2.2. “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3. “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.4. “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Change in Control” means the first to occur of any of the following:

(a)	the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(b)	the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(c)	the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

(d)	at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

2.7. “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.8. “Committee” has the meaning set forth in Section 7.1.

2.9. “Common Stock” or “Stock” means the common stock of the Company.

2.10. “Company” has the meaning set forth in Section 1.1.

2.11. “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.12. “Director” means a member of the Board.

2.13. “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.

2.14. “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16. “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.

2.17. “Expiration Date” has the meaning set forth in Section 4.6.

2.18. “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

2.19. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.

2.20. An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

2.21. A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

2.22. An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.

2.23. “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.

2.24. “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.

2.25. “Participant” means the holder of an outstanding Award.

2.26. “Performance Measures” means performance goals based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: (i) earnings, including, but not limited to, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow(s); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels; (xviii) the filing of a new drug application (“NDA”) or the approval of the NDA by the Food and Drug Administration, the achievement of a launch of a new drug, and research and development milestones; (xix) entry into a collaboration, development, joint venture or licensing agreement relating to product candidates or to commercialization of products; and (xx) any combination of any of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders equity and/or shares outstanding, investments or to assets or net assets, and may (but need not) provide for adjustments for restructurings, extraordinary, and any other unusual, non-recurring, or similar changes.

2.27. “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.28. “Plan” has the meaning set forth in Section 1.1.

2.29. “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

2.30. “Securities Act” means the Securities Act of 1933, as amended.

2.31. “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.32. “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

SECTION 3
shares of Stock and plan limits

3.1. Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 1,000 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan). Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(b)	The aggregate number of shares of Stock that may be delivered pursuant to the Plan as specified in Section 3.1(a) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Committee may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c)	Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:

(i)	To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.

(ii)	Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation, including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.

(d)	The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

3.2. Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

3.3. Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:

(a)

The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 1,000 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); provided, however, that to the extent that shares of Stock not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan; provided, further, that such limit will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year in which the Effective Date occurs and ending on (and including) January 1, 2029, in an amount equal to four percent (4%) of the total number of shares of Stock outstanding on the date that this Plan is adopted.

(b)	The maximum total annual compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant), that may be paid or granted to any one Participant who is a member of the Board but who is not an employee of the Company or a Related Company during any one-year period for service on the Board shall be $500,000 dollars; provided, that, such limit shall be $750,000 during the first year of service for a member of the Board who is not an employee.

(c)	Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion.

SECTION 4
OPTIONS

4.1. Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.

4.2. Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

4.3. Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

4.4. Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

4.5. Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(e), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).

4.6. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)	Subject to the following provisions of this Section 4.8, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.8(c), payment may be made as soon as practicable after the exercise).

(b)	Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)	Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.7. ~~No Repricing~~ Exchange Offer. The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled, or another Award, and containing such other terms as the Board may prescribe in accordance with the provisions of the Plan. With respect to Options granted as 102 Awards under the Israeli Appendix to the Plan, to the extent required by the ITA under the Ordinance and the Rules, the surrender and cancelation of Options in exchange for new Options or other Awards shall be subject to the approval of the ITA. ~~Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.~~

SECTION 5
FULL VALUE AWARDS

5.1. Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.

5.2. Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.

5.3. Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)	The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

5.4. Minimum Vesting.

(a)	Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b)	Notwithstanding the foregoing, and subject to Section 3.3(e), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CHANGE IN CONTROL

6.1. Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 6.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.

6.2. Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 6.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 7
COMMITTEE

7.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

7.3. Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)	To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)	Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.4. Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.5. Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

SECTION 9
general provisions

9.1. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)	To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.

9.2. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

9.3. Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.4. Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company’s By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.5. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 9.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 9.13.

9.6. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

9.7. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.8. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

9.9. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.

9.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

9.11. Limitation of Implied Rights.

(a)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company’s Register of share of stockholders.

(c)	All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company’s By-laws and each Participant is deemed to agree to be bound by the terms of the Company’s By-laws as they stand at the time of issue of any shares of Stock under the Plan.

9.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.13. Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)	Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

(b)	Neither Section 9.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

(c)	Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(d)	The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

CHARDAN HEALTHCARE ACQUISITION CORP.
2019 OMNIBUS LONG-TERM INCENTIVE PLAN

ISRAELI APPENDIX

This Israeli Appendix (the “Appendix”) to the 2019 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”) of CHARDAN HEALTHCARE ACQUISITION CORP. (the “Company”) shall apply only to Participants (as defined in the Plan) who are, or are deemed to be, residents of the State of Israel for Israeli tax purposes. This Appendix is made pursuant to Section 1.3 of the Plan.

1.	GENERAL

1.1. The Committee, in its discretion, may grant Awards to eligible Participants and shall determine whether such Awards intended to be 102 Awards or 3(9) Awards. Each Award shall be evidenced by an Award Agreement, which shall expressly identify the Award type, and be in such form and contain such provisions, as the Committee shall from time to time deem appropriate.

1.2. The Plan shall apply to any Awards granted pursuant to this Appendix, provided, that the provisions of this Appendix shall supersede and govern in the case of any inconsistency or conflict, either explicit or implied, arising between the provisions of this Appendix and the Plan.

1.3. Unless otherwise defined in this Appendix, capitalized terms contained herein shall have the same meaning given to them in the Plan.

2.	DEFINITIONS.

2.1. “3(9) Award” means any Award representing a right to purchase shares of Common Stock granted by the Company to any Participant who is not an Employee pursuant to Section 3(9) of the Ordinance.

2.2. “102 Award” means any Award intended to qualify (as set forth in the Award Agreement) and which qualifies under Section 102, provided it is settled only in shares of Common Stock.

2.3. “102 Capital Gain Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(2) or (3) (as applicable) of the Ordinance under the capital gain track.

2.4. “102 Non-Trustee Award” means any Award granted by the Company to an Employee pursuant to Section 102(c) of the Ordinance without a Trustee.

2.5. “102 Ordinary Income Track Award” means any Award granted by the Company to an Employee pursuant to Section 102(b)(1) of the Ordinance under the ordinary income track.

2.6. “102 Trustee Awards” means, collectively, 102 Capital Gain Track Awards and 102 Ordinary Income Track Awards.

2.7. “Affiliate” means, for purpose of 102 Trustee Award, an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.8. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the common stock of the Company are then traded or listed.

2.9. “Controlling Stockholder” means as to such term is defined in Section 32(9) of the Ordinance.

2.10. “Election” as defined in Section 3.2 below.

2.11. “Employee” means an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Appendix means (i) an individual employed by an Israeli company being an Affiliate, and (ii) an individual who is serving and is engaged personally (and not through an entity) as an “office holder” by an Affiliate, excluding, in any event, Controlling Stockholders).

2.12. “ITA” means the Israel Tax Authority.

2.13. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, including the Rules and any other regulations, rules, orders or procedures promulgated thereunder, as may be amended or replaced from time to time.

2.14. “Required Holding Period” as defined in Section 3.5.1 below.

2.15. “Rules” means the Income Tax Rules (Tax Reliefs in Stock Issuance to Employees) 5763-2003.

2.16. “Section 102” means Section 102 of the Ordinance.

2.17. “Trust Agreement” means the agreement to be signed between the Company, an Affiliate and the Trustee for the purposes of Section 102.

2.18. “Trustee” means the trustee appointed by the Company’s Board of Directors and/or by the Committee to hold the Awards and approved by the ITA.

2.19. “Withholding Obligations” as defined in Section 5.5 below.

3.	102 AWARDS

3.1. Tracks. Awards granted pursuant to this Section 3 are intended to be granted as either 102 Capital Gain Track Awards or 102 Ordinary Income Track Awards. 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 3 and the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations.

3.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Award at any given time to all Participants who are to be granted 102 Trustee Awards pursuant to this Appendix, and shall file an election with the ITA regarding the type of 102 Trustee Award it elects to grant before the date of grant of any 102 Trustee Award (the “Election”). Such Election shall also apply to any other securities received by any Participant as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Award that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting 102 Non-Trustee Awards.

3.3. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to Employees. Such 102 Awards may either be granted to a Trustee or granted under Section 102 without a Trustee.

3.4. 102 Award Grant Date.

(a) Each 102 Award will be deemed granted on the date determined by the Committee, subject to the provisions of the Plan, provided that (i) the Participant has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to any 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA.

(b) Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of the Plan and this Appendix or an amendment to the Plan or this Appendix, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of the Plan and this Appendix or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, and such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement. Nevertheless, this 30-day period may be waived subject to a special tax ruling to be obtained from the ITA and pursuant to its terms, or may not apply to any exchange of equity pursuant to a special tax ruling and its terms.

3.5. 102 Trustee Awards.

(a) Each 102 Trustee Award, each share of Common Stock issued pursuant to the grant, exercise or vesting of any 102 Trustee Award and any rights granted thereunder, shall be allocated or issued to and registered in the name of the Trustee and shall be held in trust or controlled by the Trustee (pursuant to an approval from the ITA) for the benefit of the Participant for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award (as determined by the Company), all in accordance with the provisions of the Ordinance. After the expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such shares of Common Stock, provided that (i) the Trustee has received an acknowledgment from the ITA that the Participant has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or the Affiliate withhold(s) all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any shares of Common Stock issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or shares of Common Stock issued upon exercise or (if applicable) vesting thereof, or any rights received with respect to such Awards, prior to the payment in full of the Participant’s tax and compulsory payments arising from such 102 Trustee Awards and/or shares of Common Stock or the withholding referred to in (ii) above.

(b) Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in the Plan, this Appendix or the Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in the Plan, this Appendix or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Award shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant shall execute any and all documents that the Company and/or the Affiliate and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

(c) During the Required Holding Period, the Participant shall not release from trust or sell, assign, transfer or give as collateral, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Trustee Award and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Participant under Section 102 and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, but subject to the terms of the Plan and this Appendix, release and transfer such shares of Common Stock to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the shares of Common Stock, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the shares of Common Stock, the Plan, this Appendix, the Award Agreement and any Applicable Law.

(d) If a 102 Trustee Award is exercised or (if applicable) vested, the shares of Common Stock issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Participant, or shall be deposited with the Trustee, or be subject to the Trustee’s control, if approved by the ITA.

(e) Upon or after receipt of a 102 Trustee Award, if required, the Participant may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, this Appendix, or any 102 Trustee Awards granted to such Participant hereunder.

3.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 3 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Award and all accrued rights thereon (if any) in trust for the benefit of the Participant and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the shares of Common Stock issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Award and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to require the Participant to provide the Company with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

3.7. Written Participant Undertaking. With respect to any 102 Trustee Award, as required by Section 102 and the Rules, by virtue of the receipt of such Award, the Participant is deemed to have undertaken and confirmed in writing the following (and such undertaking is deemed incorporated into any documents signed by the Participant in connection with the employment or service of the Participant and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Participant, whether under the Plan and this Appendix or other plans maintained by the Company, and whether prior to or after the date hereof:

(a) The Participant shall comply with all terms and conditions set forth in Section 102 with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

(b) The Participant is familiar with, and understands the provisions of, Section 102 in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Participant agrees that the 102 Trustee Awards and shares of Common Stock that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the Awards), will be held by a trustee appointed pursuant to Section 102 for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Participant understands that any release of such 102 Trustee Awards or shares of Common Stock from trust, or any sale of the shares of Common Stock prior to the termination of the Holding Period, as defined above, will result in taxation at the marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

(c) The Participant agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102.

4.	3(9) AWARDS

4.1. Awards granted pursuant to this Section 4 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions of the Plan, except for any provisions of the Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 4 and the other terms of the Plan, this Section 4 shall prevail.

4.2. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto granted pursuant to the Plan and this Appendix shall be issued to a trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the trustee shall hold such Awards and/or any shares of Common Stock or other securities issued or distributed with respect thereto in trust, until exercised by the Participant or (if applicable) vested, and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the trustee. If determined by the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Participant may become liable upon issuance of shares of Common Stock, whether due to the exercise or (if applicable) vesting of Awards.

4.3. Shares of Common Stock pursuant to a 3(9) Award shall not be issued, unless the Participant delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Participant acquiring shares of Common Stock under the Award or the Participant provides other assurance satisfactory to the Committee of the payment of those withholding taxes.

5.	AGREEMENT REGARDING TAXES; DISCLAIMER

5.1. If the Committee shall so require, as a condition of exercise of an Award or the release of shares of Common Stock by the Trustee, a Participant shall agree that, no later than the date of such occurrence, the Participant will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

5.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES OF COMMON STOCK GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE PARTICIPANT OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE PARTICIPANT, AND THE PARTICIPANT SHALL INDEMNIFY THE COMPANY, THE AFFILIATE AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH PARTICIPANT AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

5.3. NO TAX ADVICE. THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE PARTICIPANT.

5.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY DESIGNATION OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY ANY AWARD WITH THE REQUIREMENTS OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR THE AFFILIATE THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WILL QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND THE AFFILIATE SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE PARTICIPANT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITY, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE PARTICIPANT.

5.5. The Company or the Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or the Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring Participants to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) vesting thereof; (ii) subject to Applicable Law, allowing the Participants to provide shares of Common Stock, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Participant until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

5.6. Each Participant shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Participant first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or shares of Common Stock issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Participant shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

5.7. With respect to 102 Non-Trustee Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or the Affiliate with whom the Participant is employed a security or guarantee for the payment of taxes due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102 and the Rules.

6.	RIGHTS AND OBLIGATIONS AS A STOCKHOLDER

6.1. A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Award until the Participant exercises the Award, pays the exercise price therefor and becomes the record holder of the subject shares of Common Stock. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award until the Trustee becomes the record holder for such Common Stock for the Participant’s benefit, and the Participant shall not be deemed to be a stockholder and shall have no rights as a stockholder of the Company with respect to the shares of Common Stock covered by the Award until the date of the release of such shares of Common Stock from the Trustee to the Participant and the transfer of record ownership of such shares of Common Stock to the Participant (provided however that the Participant shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the shares of Common Stock held by the Trustee for such Participant’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Participant or Trustee (as applicable) becomes the record holder of the shares of Common Stock covered by an Award, except as provided in the Plan.

6.2. With respect to shares of Common Stock issued upon the exercise or (if applicable) vesting of Awards hereunder, any and all voting rights attached to such Common Stock shall be subject to the provisions of the Plan, and the Participant shall be entitled to receive dividends distributed with respect to such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation and By-laws, as amended from time to time, and subject to any Applicable Law (after deduction of all applicable tax payments).

7.	GOVERNING LAW

7.1. This Appendix shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to conflicts of law principles, except that applicable Israeli laws, rules and regulations (as amended) shall apply to any mandatory tax matters arising hereunder.

****

Annex B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOMX INC.

BiomX Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies:

FIRST: That the Amended and Restated Certificate of Incorporation of the Corporation, as amended, be further amended by inserting into Article FIFTH thereof, immediately after the last sentence of the first paragraph, the following:

“…Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [●] shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock (the “Reverse Stock Split”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. Fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share.”

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 222 and 242 of the DGCL.

***

By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of between 1:5 and 1:10 shares of our Common Stock into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ___ day of __________ 202_.

BIOMX INC.

By:
Jonathan Solomon
Chief Executive Officer

BIOMX INC.
22 EINSTEIN ST., FLOOR 4
NESS ZIONA 7414003, ISRAEL

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 27, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PHGE2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed on your proxy card in the box marked by the arrow available and follow the instructions.

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V21142-S71170 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOMX INC.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve an amendment to the Company's 2019 Omnibus Long-Term Incentive Plan, allowing the Company's Board of Directors to effect one or more Option Exchanges.	☐	☐	☐
2. To authorize the Company's Board of Directors to amend the amended and restated certificate of incorporation of the Company to effect one reverse stock split of the Company's outstanding Common Stock, $0.0001 par value per share, at any ratio between 1-for-5 and 1-for-10 at such time as our Board of Directors shall determine, in its sole discretion, any time before August 28, 2024.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V21143-S71170

BIOMX INC.
Special Meeting of Stockholders
August 28, 2023 8:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Solomon and Marina Wolfson or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOMX INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at 8:00 AM, Eastern Time on August 28, 2023, at www.virtualshareholdermeeting.com/PHGE2023SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and, in the discretion of the proxies, upon such other business as may properly come before the Special Meeting of Stockholders.

Continued and to be signed on reverse side.